                                                                EXHIBIT 10.4 (c)



                              EMPLOYMENT AGREEMENT


                                    BETWEEN


                              L. ROGERS WELLS, JR.


                                      AND



                          INTERNATIONAL LOTTERY, INC.

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into as of the 1st day of February, 1995, by and between INTERNATIONAL LOTTERY, INC., WELLS, JR., a resident of the Commonwealth of Kentucky (hereinafter referred to as the "Employee").


                                  WITNESSETH:

         WHEREAS, the Employer desires to employ the Employee in an executive management capacity upon the terms and conditions hereinafter set forth, and the Employee is willing to enter into this Employment Agreement (the "Agreement") with respect to his employment upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the Employer hereby employs the Employee and the Employee hereby accepts employment upon the terms and conditions hereinafter set forth:

         1. TERM OF AGREEMENT. The term of this Agreement shall be for a period of three (3) years from the date of this Agreement, unless this Agreement is terminated prior to the expiration of said period as hereinafter provided. The term of employment may be extended by mutual written agreement of the Employer and the Employee.

         2. DUTIES OF EMPLOYEE. It is anticipated that the Employee shall be employed in the capacity of Chairman of the Board of Directors and Chief Executive Officer, reporting directly to the Board of Directors of the Employer, in the execution of his duties and that the duties will include authority for management, financial, personnel, and project decisions to the extent granted by the Board of Directors. The Employee shall not, during his employment by the Employer, unless otherwise agreed to in advance in writing by the Employer, seek or accept any other activities which are detrimental to the business of the Employer.

         3. CASH COMPENSATION. For the services rendered by the Employee under this Agreement, the Employer shall pay the Employee annual gross salary in the amount of One Hundred fifty thousand Dollars ($150,000.00), payable at least monthly, during the term Agreement according to the policies of the Employer than in effect.

         4.  BENEFITS

             (a) EXPENSE REIMBURSEMENT. The Employee shall be reimbursed for travel and other expenses incurred for benefit of the Employer and in accord with the current Employer expense reimbursement policy.

             (b) GROUP INSURANCE. The Employee shall be entitled to the standard group health and life insurance package provided to employees by the Employer under the policies, terms and conditions in effect at the time.

          (c) Other Employee Benefits. The Employee shall participate in such other employee benefit plans as may be authorized and adopted from time to time by the Employer, including personal leave, holidays, professional insurance, if any, and all other fringe benefits, provided however, that the Employee must meet any and all eligibility provisions required under such other employee benefit plans.

     5. Termination of Agreement. The Agreement shall terminate upon the occurrence of one of the following events:

          (a) Termination for Cause. The Employer may terminate the Agreement and the employment relationship for "cause," by serving fifteen (15) days prior written notice to the Employee. For purposes hereof, "cause" for termination shall be deemed to include determination by the Board of Directors of the Employer that Employee has; (i) refused or materially failed to perform his duties hereunder; (ii) breached any provision of this Agreement; (iii) has committed any act of fraud, misappropriation or embezzlement against the Employer; (iv) engaged in conduct or activities materially damaging to the business of the Employer (with the understanding that neither conduct nor activities pursuant to the Employee's exercise of his good faith business judgement nor unintentional physical damage to any property of the Employer by the Employee shall be grounds for such a determination by the Board) and that such conduct continues for a period of fifteen (15) days after written notice by the Employer to the Employee; and (v) been convicted of any felony or any act or offense involving moral turpitude federal, state, or local law.

          (b) Voluntary Termination by Employee. The Employee shall have the right to terminate the Agreement and his employment relationship, and resign his positions with the Employer, upon thirty (30) days' prior written notice.

          (c) Disability or Death of Employee. In the event of total and permanent disability or the death of Employee, the Agreement shall terminate as of the date of such death or disability. For this purpose, "total and permanent disability" shall mean a determination of the inability of Employee, due to mental and/or physical conditions, to perform the majority of his duties of his position with the Employer, for a continuous period of sixty
(60) days.

          (d) Expiration. The Agreement shall terminate at the end of the term specified in Section 1, if it has not earlier terminate due to the reason described in subsection (a) through (c) above.

     6. Rights Upon Termination. Upon termination of this Agreement, Employer shall pay all compensation to Employee pursuant to Section 3 hereof that is due and payable prior to and including the effective date of such termination. Upon termination of employment hereunder, the Employee shall be entitled to those employee benefits normally provided to employees of the Employer upon their termination of employee benefits normally provided to employees of the Employer upon their termination of employment, as may be applicable from time to time, and no further compensation shall be paid pursuant to this Agreement.

     7. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

     8. Products, Notes and Records. All memoranda, notes, records, and other documents, made or complied by Employee or made available to him during the term of this Agreement concerning the business of Employer, including, without limitation, all technical data, billing information, bidding data and other technical material of Employer, shall be Employer's property and shall be delivered to Employer within ten (10) days after termination of this Agreement.

     9.   Covenant Not to Compete.

          (a) General Covenant Not to Compete. In consideration of the Employer's employment of the Employee, Employee hereby covenants and agrees that, during the period of his employment with the Employer and for a period of one (1) year after termination of employment (whether for cause or by voluntary termination), he will not, without the Employer's consent, directly or indirectly, compete with the Employer by:

               (i) performing the duties of an officer, manager, owner, director, consultant, partner, salesman or stockholder (except as a stockholder less than 5% interest in a corporation which is traded on a national exchange or over-the-counter), in or for any business entity engaged in direct competition with the Employer, or

               (ii) perform activities or duties substantially similar or related to the functions, activities or duties performed by Employee for the Employer from time to time for any business entity engaged in direct competition with the Employer.

     A business entity shall be considered to be "in direct competition" with the Employer if it is engaged in the design, sale, manufacture, distribution, servicing or repairing of machinery or equipment used for or in connection with the distribution of lottery tickets or any other business that Employer engages in as of the date the Employee terminates employment with the Employer.

     The restrictions in this Section will apply to all functions, activities and duties performed in a Restricted Territory, or performed for or on behalf of any business which is located in or does business in a Restricted Territory, regardless of where Employee actually performs such functions, activities or duties. "Restricted Territory" means:

               (a) Any state within the United States, or any other country or political or geographic subdivision thereof, in which Employer has submitted a bid to function as a contractor or subcontractor furnishing or maintaining lottery ticket machines within the twelve months immediately proceeding Employee's termination of employment.

     The parties expressly agree and acknowledge that the nature of Employer's business is unique, in that Employer's services are furnished on a state-wide, or region-wide, or in some instances country-wide basis, and that therefore the restrictions herein are reasonable and necessary of for the protection of Employer's legitimate business interests.

     (b) Covenant Related to Customers. Employee will not in any way, directly or indirectly, except as an employee of the Employer, solicit, divert or take away, or attempt to solicit, divert to take away, the business of any of the customers of the Employer which were served or solicited by Employee for the Employer during the term of his/her employment, or any of the prospective customers of the Employer that Employee served or solicited for the Employer within one (1) year prior to the termination of his/her employment, for the purpose of selling to any such customer or prospective customer any product or service substantially similar to any product or service that was offered by the Employer during his employment.

     Employee will not directly or indirectly attempt or seek to cause any of the foregoing customers or prospective customers of the Employer to refrain from maintaining or acquiring from or through the Employer any product or service that was offered by the Employer during his employment and will not assist any other person to do so.

     (c) Covenant Related to Other Employee. Employee will not solicit for employment, directly or through or on behalf of any other party, any persons who are then employees of the Employer, or induce or attempt to induce the termination of any such person's employment with the Employer.

     10. Confidentiality and Nondisclosure. Employee acknowledges and agrees that, during the term of this Agreement, he will have access to trade secrets and other confidential information unique to Employer's business and that the disclosure or unauthorized use of such trade secrets or confidential information by Employee will injure Employer's business. Therefore, Employee agrees that he will not, at any time during or after the term of this Agreement, use, reveal or divulge any trade secrets or any other confidential information which while not trade secrets or information unique to Employer's business, is highly confidential and constitutes a valuable asset of Employer by reason of the material investment of Employer's time and money in the production of such information. Employee agrees that during the term of this Agreement and for a period of three (3) years therefore, he will not use, reveal or divulge any general confidential and customer information.

     11.  Miscellaneous.

          (a) The Agreement may not be modified except by an agreement in writing executed by the parties.

          (b) The Agreement contains the entire understanding of the parties relating to the subject matter contained herein.

          (c) All notices required to be given under the Agreement shall be given in writing by personal delivery or by first class mail.

          (d) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

          (e) Upon termination of the Agreement, the Agreement and its terms and conditions shall be deemed terminated for all purposes, except of the surviving covenants and provisions set forth herein. Upon termination of this Agreement, if Employee continues in employment with the Employer, Employee shall be deemed a common law employee subject to all policies and procedures of the Employer, applicable to Employee as one of its personnel, as adopted from time to time.

     12. Property of Employer. The Employee acknowledges that from time to time in the course of providing services pursuant to this Agreement he shall have the opportunity to inspect and use certain property, both tangible and intangible, of the Employer and the Employee hereby agrees that said property shall remain the exclusive property of the Employer and the Employee shall have no right or proprietary interest in such property, whether tangible or intangible, including, without limitation, the employer's customer and supplier lists, contract forms, books of account, computer programs and similar property.

     13.  Notice, Monetary Damages and Equitable Relief.

          (a) The Employee acknowledges that the services to be rendered by him are of special, unique, unusual, extraordinary and intellectual character, which gives them a peculiar value and the loss of which cannot reasonably or adequately be compensated in damages in an action at law; and that a breach by him of any of the provisions contained in this Agreement will cause the Employer irreparable injury and damage. The Employee further acknowledges that he possesses unique skills, knowledge and ability and that any material breach of the provisions of this Agreement would be extremely detrimental to the Employer. By reason thereof, the Employee agrees that the Employer shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Agreement by him.

          (b) The Employer and the Employee agree that in the event of a breach of the provisions of this Agreement by the Employee, that Employer shall give the Employee written notice of such breach and may terminate the Agreement pursuant to Section 5 hereof. In the event of a breach by affiliates shall be entitled to recover full monetary damages for such breach and shall have a right of set off against any sums or property owing to Employee, under this or any other agreement.

     14. Successors Bound: Assignability. The Agreement shall be binding upon the Employer and the Employee, their respective heirs, executors, administrators or successors in interest, including without limitation, any corporation into which the Employer may be merged or by which it may be acquired. The Agreement is nonassignable except that the Employer's rights, duties and obligations under this Agreement may be assigned to its acquiror in the event the Employer is merged, acquired or sells substantially all of its assets.

     15. Severability. In the event that any one or more of the provisions of this Agreement or any word, phrase, clause, sentence or other portion thereof shall be deemed to be illegal or unenforceable for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable law.

     16. Entire Agreement. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, and there are not agreements, understandings, specific restrictions, warranties or representations relating to said subject matter between the parties other than those set forth herein or herein provided for. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in waiver, discharge or termination is sought.

     17. Prior Agreements. This Agreement supersedes and replaces in its entirety any and all other employment or compensation agreements entered into between the Employer and the Employee prior to the date of this Agreement, including (but not limited to) that certain Employment Agreement dated April 27, 1979, and that certain Employment Agreement dated May 1, 1982, and that certain Compensation and Benefits Agreement between the Employer and the Employee dated June 5, 1990 and that certain Employment Agreement dated April 21, 1994.

     18. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        "EMPLOYER"

                                        INTERNATIONAL LOTTERY, INC.




                                        By: /s/ Gary S. Bell
                                            ------------------------------------
                                            Chairman, Compensation Committee




                                        By: /s/ Gary S. Bell - /s/
                                            ------------------------------------
                                            Secretary          Counsel




                                        "EMPLOYEE"




                                        /s/ L. Rogers Wells, Jr.
                                        ----------------------------------------
                                        L. Rogers Wells, Jr.